UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On July 28, 2009, the Board of Directors (the “Board”) of Digital Ally, Inc. (the “Company”) appointed Bernard A. Bianchino as chairman of its recently formed Strategic Planning Committee.  In addition to Mr. Bianchino, such Committee consists of two members of the Board: Elliot M. Kaplan and Edward Juchniewicz.  In connection with his service as chairman of the Committee Mr. Bianchino will receive annual compensation of $3,750 and each of the other members of the Committee will receive a fee of $750 annually.   Mr. Bianchino received a restricted stock award of 25,000 shares of common stock of the Company in connection with his appointment to the Board of Directors on June 17, 2009.  Such restricted stock grant vests as follows:  ten percent on the first anniversary of his election to the Board; an additional 20% on the second anniversary; an additional 30% on the third anniversary; and the final 40% on the fourth anniversary.  He also will receive the fees paid to the other directors of the Company as follows: $22,500 annually (paid on a quarterly basis); $3,000 for each meeting of the Board of Directors attended in person; and $500 for each telephonic meeting.

 (e)  On July 30, 2009, the Board of Directors of  the Company approved payment of a special bonus to Stanton E. Ross of  $150,000 in recognition of his contributions to and leadership of the Company, and in particular, the financial and operational turnaround of the Company during the second quarter.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer